For additional information, contact:

Kelly Blough	Colleen Nichols
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329	+1 (408) 962-6131
kblough@sonicwall.com	cnichols@sonicwall.com

SonicWALL Reports Third Quarter 2008 Financial Results

Company Reports Year-over-Year Revenue Growth and Improved Operating Margin

SUNNYVALE, Calif., October 28, 2008 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended September 30, 2008, with revenue of $53.3 million, representing 5% growth over the third quarter of 2007. The Company shipped 45,000 revenue units in the quarter compared to 47,000 in the third quarter of 2007.  Cash flow from operations was $5.5 million.

Net income for the third quarter of 2008 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $0.6 million, or $0.01 per diluted share.  In comparison, GAAP net loss for the third quarter of 2007 was $(0.3) million, or $0.00 per diluted share.

Non-GAAP net earnings for the third quarter of 2008 were $4.1 million or $0.08 per diluted share.  In comparison, non-GAAP net earnings for the third quarter of 2007 were $3.9 million, or $0.06 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, in process research and development, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

"During the quarter, we completed the rollout of our multi-core UTM product line,” said Matt Medeiros, CEO of SonicWALL.  “We continue to improve our execution capabilities, and our excellent lineup of award-winning, innovative products positions us well to take advantage of improvements in demand conditions as they arise.”

Guidance for Q4  2008

SonicWALL expects fourth quarter 2008 revenue to be in the range of $50 million to $54 million.  The Company expects non-GAAP gross margin to be in the range of 71% to72% of revenue.  SonicWALL expects earnings per share in the fourth quarter of 2008 to be in the range of $0.05 to $0.07 per diluted share on a non-GAAP basis.  On a GAAP basis, inclusive of a total of approximately $4.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects earnings per share to be in the range of $0.00 to $0.02.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3.0 million for the fourth quarter of 2008.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss third quarter 2008 results will take place today, October 28, 2008, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on August 3 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 2741212.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the fourth quarter of 2008, gross margin on a non-GAAP basis for the fourth quarter of 2008, earnings per share on a GAAP and non-GAAP basis for the fourth quarter of 2008, share based compensation expense for the fourth quarter of 2008, and our ability to continue to deliver industry leading enterprise security solutions.   These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Product	$21,439	$25,389	$68,989	$71,641
License and service	31,839	25,597	95,398	71,544
Total revenue	53,278	50,986	164,387	143,185
Cost of revenue:
Product	10,627	10,148	32,478	28,713
License and service	5,150	4,167	15,414	11,150
Amortization of purchased technology	754	698	2,262	1,516
Total cost of revenue	16,531	15,013	50,154	41,379
Gross profit	36,747	35,973	114,233	101,806
Operating expenses:
Research and development	11,411	10,838	34,368	28,930
Sales and marketing	19,472	20,023	63,954	54,547
General and administrative	3,957	5,808	14,135	15,842
Amortization of purchased intangible assets	274	302	840	413
Restructuring charges (reversals)	(87)	-	1,683	-
In-process research and development	-	1,930	-	1,930
Total operating expenses	35,027	38,901	114,980	101,662
Income (loss) from operations	1,720	(2,928)	(747)	144
Interest income and other expense, net	1,122	2,974	5,328	8,845
Income before income taxes	2,842	46	4,581	8,989
Provision for income taxes	(2,273)	(342)	(3,153)	(3,373)
Net income (loss)	$569	$(296)	$1,428	$5,616
Net income (loss) per share:
Basic	$0.01	$(0.00)	$0.03	$0.09
Diluted	$0.01	$(0.00)	$0.02	$0.08
Shares used in computing net income (loss) per share:
Basic	53,412	64,458	56,906	64,853
Diluted	54,928	64,458	59,050	67,424

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, In Process Research and Development, Share-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Product	$21,439	$25,389	$68,989	$71,641
License and service	31,839	25,597	95,398	71,544
Total revenue	53,278	50,986	164,387	143,185
Cost of revenue:
Product	10,529	10,052	32,205	28,429
License and service	5,103	4,127	15,291	11,040
Total cost of revenue	15,632	14,179	47,496	39,469
Gross profit	37,646	36,807	116,891	103,716
Operating expenses:
Research and development	10,562	9,764	31,806	25,339
Sales and marketing	18,448	18,942	61,084	50,855
General and administrative	3,175	4,837	11,881	12,701
Total operating expenses	32,185	33,543	104,771	88,895
Income from operations	5,461	3,264	12,120	14,821
Interest income and other expense, net	1,122	2,974	5,328	8,845
Income before income taxes	6,583	6,238	17,448	23,666
Provision for income taxes	(2,436)	(2,308)	(6,456)	(8,756)
Non-GAAP net income	$4,147	$3,930	$10,992	$14,910
Non-GAAP net income per share:
Basic	$0.08	$0.06	$0.19	$0.23
Diluted	$0.08	$0.06	$0.19	$0.22
Shares used in computing net income per share:
Basic	53,412	64,458	56,906	64,853
Diluted	54,928	67,213	59,050	67,424

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Non-GAAP net income	$4,147	$3,930	$10,992	$14,910

Share-based compensation expense	(2,800)	(3,262)	(8,082)	(10,818)
Amortization of purchased intangible assets	(1,028)	(1,000)	(3,102)	(1,929)
Restructuring (charges) reversals	87	-	(1,683)	-
In-process research and development	-	(1,930)	-	(1,930)
Tax effect of adjustments	163	1,966	3,303	5,383
Net effect of pro forma adjustments	(3,578)	(4,226)	(9,564)	(9,294)

Net income (loss)	$569	$(296)	$1,428	$5,616

Diluted Non-GAAP net income per share	$0.08	$0.06	$0.19	$0.22
Diluted net income (loss) per share	$0.01	$(0.00)	$0.02	$0.08

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2008	2007 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$38,683	$33,324
Short-term investments	60,395	195,647
Accounts receivable, net	22,421	26,255
Inventories	7,605	6,057
Deferred tax assets	11,111	11,107
Prepaid expenses and other current assets	12,962	9,447
Total current assets	153,177	281,837

Property and equipment, net	9,671	9,357
Goodwill	138,753	138,753
Long-term investments	67,027	-
Deferred tax assets, non-current	16,367	16,367
Purchased intangibles and other assets, net	18,324	26,321
Total assets	$403,319	$472,635

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$11,935	$10,875
Accrued payroll and related benefits	11,959	20,388
Other accrued liabilities	10,354	7,355
Deferred revenue	88,768	88,818
Total current liabilities	123,016	127,436

Deferred revenue, non current	17,374	12,419
Other accrued liabilities, non-current	-	5,076
Total liabilities	140,390	144,931

Shareholders' Equity:
Common stock, no par value	392,079	446,431
Accumulated other comprehensive loss, net	(4,454)	(2,284)
Accumulated deficit	(124,696)	(116,443)
Total shareholders' equity	262,929	327,704
Total liabilities and shareholders' equity	$403,319	$472,635

(1) December 31, 2007 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net cash provided by operating activities	$5,520	$17,064	$13,871	$46,509
Cash flows from investing activities:
Purchase of property and equipment	(1,009)	(1,736)	(3,827)	(5,000)
Cash paid for acquisitions, net of cash acquired	-	(25,269)	-	(25,269)
Change in restricted cash in escrow	(6)	(323)	1,376	49
Maturity and sale of short-term investments, net of purchases	(7,333)	1,070	66,054	11,071
Net cash provided by (used in) investing activities	(8,348)	(26,258)	63,603	(19,149)
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	1,473	3,049	5,306	7,184
Repurchase of common stock	(762)	(19,715)	(79,408)	(29,427)
Excess tax benefits from share-based compensation	1,198	-	1,987	-
Net cash provided by (used in) financing activities	1,909	(16,666)	(72,115)	(22,243)
Net increase (decrease) in cash and cash equivalents	(919)	(25,860)	5,359	5,117
Cash and cash equivalents at beginning of period	39,602	56,904	33,324	25,927
Cash and cash equivalents at end of period	$38,683	$31,044	$38,683	$31,044